FORM S-8 REGISTRATION STATEMENT
Under the Securities Act of 1933

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation or organization)

3815
(Primary Standard Industrial Classification Code Number)

22-2378738
(I.R.S. Employer Identification No.)

MEASUREMENT SPECIALTIES,INC. EMPLOYEE STOCK OPTION PLAN
(full title of the plan)

Joseph R. Mallon Jr., President
Little Falls Road
Fairfield, New Jersey  07004
808-1819

(Name, Address & Telephone number, including area code, of agent for service)


CALCULATION OF REGISTRATION FEE
                                                   Proposed
                                  Proposed         maximum
Title of             Amount       maximum          aggregate     Amount of
securities to        to be        offering price   offering      registration
be registered      registered     per share (1)    price (1)     fee

Common Stock(1)      326,000       $3.875         $1,263,250     $435.60

(1) Calculated in accordance with 457(h)(1) using the average of the high
($4.00) and low ($3.75) price for the Common Stock on August 23, 1996.


PART 1 - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part 1 (plan information and registrant information) will be sent or given to employees as specified by Rule
428(b)(1).  Such documents need not be filed with the Securities and Exchange
Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part 2 of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

RE-OFFER PROSPECTUS

Common Stock

This Prospectus relates to offers and sales by certain officers and directors named herein, or to be named supplementally, of Measurement Specialties, Inc., a New Jersey corporation (the "Company"), who may be deemed to be "affiliates" of the Company (the "Affiliates") as defined in Rule 405 under the Securities
Act of 1933, as amended, (the "Securities Act") and employees of the Company
(the Affiliates and employees together, the "Selling Stockholders"), of shares of the Company's Common Stock, no par value (the "Common Stock"), that may be acquired by such persons upon exercise of stock options granted to them pursuant to the Company's 1995 Stock Option Plan (the "Plan"). The shares that may be so acquired by such persons pursuant to the Plan are herein referred to as the "Option and Restricted Shares".

The Option and Restricted Shares may be offered hereby from time to time by any and all of the Selling Stockholders named herein, or to be named supplementally, for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the American Stock Exchange, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

The Common Stock of the Company is listed on the American Stock Exchange under
the symbol MSS.   On August 23, 1996, the last reported sale price of the
Company's Common Stock on the American Stock Exchange was $3.9375.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 23, 1996.

No person is authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling
Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities
Exchange Act of 1934 (the "Exchange Act") and, accordingly, files reports, proxy statements and other information with the Securities and Exchange
Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the
Commission's regional offices at Room 1204, Everett McKinley Dirksen Building,
219 South Dearborn Street, Chicago, Illinois 60604; and 7 World Trade Center,
Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C.
20549.  In addition, the Company's Common Stock is listed in the American Stock
Exchange and similar information concerning the Company can be inspected and copied at the American Stock Exchange at 86 Trinity Place, New York, New York
10004.

This Prospectus does not contain all the information in the Registration
Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents).
Requests should be directed to Measurement Specialties, Inc., 80 Little Falls
Road Fairfield, New Jersey  07004 (201) 808-1787.


THE COMPANY

Measurement Specialties, Inc., a New Jersey corporation, and its wholly owned subsidiaries, Measurement Limited and Jingliang Electronics (Shenzhen) Co., Ltd
(collectively, the "Company") design, develop, produce and sell low cost digital electronic measurement devices for consumer and industrial markets.
These devices measure and display distance, motion, force, pressure or temperature. The Company's core technology employs specialized electronic components known as micromechanical transducers (the "Sensors") and application specific integrated circuits (the "ASICs"). Sensors transform the various measurable phenomena into analog electronic signals. The ASICs convert these analog signals to digital signals which are processed in proprietary circuitry, which enables the Company to calibrate each measurement device by injecting information into each ASIC's memory. Calibration is achieved using specialized software and test equipment developed by the Company.

The Company's consumer products include digital bathroom scales, food and postage scales, digital pressure gauges for tires and an ultrasonic measuring device. The Company also markets electronic pressure measurement modules for use in industrial pressure control applications.

The Company's offices are located at 80 Little Falls Road, Fairfield, New
Jersey 07004 and its telephone number is (201) 808-1819.


RISK FACTORS


The following factors should be considered carefully in evaluating the Company's business and before making any investment in the Company.



1. Lack of Patent Protection

The Company is the holder or assignee of issued and pending patents for certain applications of its core technology. Additionally, the Company holds licenses related to its application specific integrated circuits and its tire gauges.
The Company has not obtained intellectual property protection for all its inventions, nor does it plan to. Accordingly, no assurance can be given that others will not independently develop similar technology to that of the Company. Furthermore, there can be no assurance that the Company's activities would not infringe patents owned by others. The Company also relies on trade secrets and proprietary know how, which they seek to protect in part, by confidentiality agreements with employees. There can be no assurance that such employees, or others, will maintain the confidentiality of such trade secrets or proprietary information or that trade secrets or proprietary know how of the Company will not otherwise become known or be independently developed in such manner that the Company will have no practical recourse.



2. Technological Obsolescence

The electronics industry, the broad business area in which the Company is engaged, is characterized by very rapid technological changes and large capital requirements. There can be no assurance that the Company's products will not become obsolete by technological changes or discoveries. The Company may be required to make ongoing capital investments to develop new products or to produce its existing products more competitively. No assurance can be given that the Company will be able to fund such investments or that additional financing will be available on terms acceptable to the Company.



3. Competition

The electronics industry is characterized by intense competition. The Company is not a significant factor in this industry and will be competing against larger, better financed and more experienced companies who offer products which are similar to the products offered by the Company. No assurance can be given that the Company will be able to compete effectively with such companies. The
Company's strategy is to develop innovative cost effective digital electronic measurement products competitive with conventional (non-digital) products or high priced digital products. No assurance can be given that other companies will not develop improved technologies and products which may be superior or more cost effective than the technology and products of the Company.



4. Reliance on Key Personnel

The ability of the Company to conduct its business is to a substantial degree dependent upon the efforts of Joseph R. Mallon Jr. and Damon Germanton, the Company's President and Executive Vice President, respectively. The loss of either Messrs. Mallon or Germanton, or their inability to perform their duties, would have a material adverse affect upon the Company's activities.



5. Warranty Obligations

Pursuant to the terms of sales agreements and warranties covering its products, the Company may be required to correct, at its expense, defects in its products for period of up to ten years from the date of sale to end users. While management believes it unlikely, there can be no assurance that warranty expenses will not be incurred which are materially in excess of reserves and have a material adverse effect on the Company's consolidated financial position.



6. Dividends on Common Stock Not Likely

The Company has never paid dividends on its common stock. For the foreseeable future it is anticipated that earnings generated from operations of the Company, if any, will be used to finance the growth of the Company and no dividends will be paid to holders of the Company's Common Stock.



7. Future Change of Government in Hong Kong

Certain of the Company's activities are conducted in the Territory of Hong
Kong.  Pursuant to an existing treaty between the government of the United
Kingdom and the People's Republic of China, Hong Kong will revert to and become part of the People's Republic of China in July 1997. The Company is uncertain at this time as to the impact that such a change in government would have upon its ability to continue to conduct business in Hong Kong as well as retain or attract necessary management personnel.


8. Limitation With Respect To Certain Securities Law Claims in Hong Kong and the People's Republic of China

The laws of Hong Kong and the People's Republic of China, where the Company's subsidiaries, Measurement Limited and Jingliang Electronics (Shenzhen) Co.,
Ltd., respectively, are located, may not recognize or permit the assertion of certain claims with respect to violation of securities laws which are commonly recognized in the United States. Accordingly, should the Company be in violation of various securities laws of the United States, shareholders may be unable to seek and/or obtain redress with respect to such violations against the Company's subsidiaries.


9. Product Liability Exposure

The Company is exposed to product liability claims in the event that the use of its products results in adverse effects. A small quantity of the Company's products are used by the medical profession and such use may result in claims made directly by patients, hospitals, clinics or other consumers.


SELLING STOCKHOLDERS

The Prospectus covers Option Shares that have been or may be acquired upon exercise of options held by the Selling Stockholders named herein, or to be named supplementally, as of May 31, 1996.

The following table sets forth the name of each Selling Stockholder, the nature of his or her position, office, or other material relationship with the Company, the number of shares of Common Stock ("Shares") beneficially owned by each Selling Stockholder prior to the offering, and the number of Shares and (if one percent or more) the percentage of the class to be beneficially owned by such Selling Stockholder after the offering. Non-affiliate Selling
Stockholders who hold less than 1,000 shares of Common Stock issued under the Company's Employee Stock Option Plan and not named below may use this Prospectus for reoffers and resales of such Common Stock.

                                                                          Shares owned
                           Shares Owned          Number of Shares         After Offering(2)
Name                       Prior to Offering(1)  to be Offered Herein     Number    Percent

Damon Germanton               405,566(3)               15,000            390,566      11.0%
Executive Vice President,
COO, Secretary and Director

Steven P. Petrucelli           14,000                  17,500             14,000       **
Director

Hon. Dan J. Samuel              9,000                   2,500              9,000       **
Director

John D. Arnold                  5,000                   2,500              5,000       **
Director

Richard S. Betts              102,256                   2,500            102,256       2.9%
Director

Theodore J. Coburn                  0                   5,000                  0        **
Director

Steven Orbine                   2,000                  10,000              2,000        **
Employee

Karmjit S. Sidhu                    0                  20,000                  0        **
Employee

Jonathan Link                       0                   5,000                  0        **
Employee

Roger Grace                         0                  10,000                  0        **
Consultant

Robert Van Zeyl                     0                  10,000                  0        **
Employee

Timothy Worst                       0                   7,500                  0        **
Employee

Christopher Gross                   0                  10,000                  0        **
Employee

** less than 1%


(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock when such person has the right to acquire such shares within 60 days of May 31, 1996. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person has the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) Assumes the exercise and sale of all beneficially owned Shares offered herein.

(3) Does not include 12,555 Shares owned by Mr. Germanton's daughter, of which Mr. Germanton disclaims beneficial ownership.



TRANSFER AGENT AND REGISTRAR


The Transfer Agent and Registrar for the Common Stock of the Company is
American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005.




PLAN OF DISTRIBUTION


The Selling Stockholders may sell shares of Common Stock in any of the following ways (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the American Stock Exchange (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with rules of such exchanges, (B) in the over-the-counter market, or
(C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The
Selling Stockholders may effect such transactions by selling shares of Common
Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling
Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.



INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


The documents listed below are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for its fiscal year ended March
31, 1996;

(b) The description of the securities contained in the Company's Registration
Statement on Form S-3, Registration Statement No. 33-76514;

(c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended March 31, 1996;

(d) The Company's 1995 Stock Option Plan, which is included as Exhibit A to the
Company's Proxy Statement for Annual Meeting of Shareholders held on October
20, 1995.

All documents filed by the Company with the Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



LEGAL MATTERS


The legality of the shares offered hereby has been passed upon for the Company by Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New
York, New York 10016.



EXPERTS


The Company's consolidated financial statements and the related supplemental schedules, incorporated by reference in this Registration Statement have been incorporated, herein in reliance on the reports of Grant Thornton, LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


INDEMNIFICATION OF DIRECTORS AND OFFICERS


Section 14A: 3-5 of the New Jersey Business Corporation Act provides for indemnification of directors and officers of the corporation subject to specific requirements therein contained. In general, this paragraph provides that persons who are officers or directors of a corporation may be indemnified by the corporation for acts performed in their capacities as such.
Furthermore, the Company's by-laws provide for indemnification by the corporation for each director and officer to the fullest extent permitted by the New Jersey Business Corporation Act.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such an issue.



PART II




ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


The following documents filed with the Securities and Exchange Commission (the
"Commission") by Measurement Specialties, Inc., a New Jersey corporation (the
"Company") are incorporated as to their respective dates in this Registration
Statement by reference:

(a) The Company's Annual Report on Form 10-KSB for its fiscal year ended March
31, 1996;

(b)The description of the securities contained in the Company's Registration
Statement on Form S-3, Registration Statement No. 33-76514;

(c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended March 31, 1996;

(d) The Company's 1995 Stock Option Plan, which is included as Exhibit A to the
Company's Proxy Statement for Annual Meeting of Shareholders held on October
20, 1995.

All documents filed by the Company with the Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Registration Statement shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration
Statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4.  DESCRIPTION OF SECURITIES


Not Applicable




ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL


Not applicable.



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS


Section 14A:3-5 of the N.J.S.A. permits a corporation to indemnify its directors and officers.

Article 12 of the Company's By-Laws provides for indemnification of corporate agents as follows:

12.1 In accordance with the authorization contained in N.J.S.A., 14A: 3-5, the Corporation shall indemnify the directors, officers and benefit plan fiduciaries of the Corporation and its existing and future subsidiaries to the fullest extent permitted by law. This indemnification shall apply to actions and events that occurred before the effective date of this Article and shall survive future modifications.

12.2 If a claim is made against directors and/or officers, the Corporation shall pay the legal fees and expenses in defending such claim. No director or officer shall be under an obligation to reimburse the Corporation for legal fees or expenses advanced unless there is a finding by a court of competent jurisdiction, after exhaustion of all rights of appeal, that:
  (a) the director or officer failed to act in good faith or acted in a manner that he/she knew or should reasonably have known was opposed to the best interests of the Corporation; or
  (b) with respect to any criminal proceeding, the Director or officer had reasonable cause to believe his/her conduct was unlawful.

12.3 If the Corporation fails to advance the legal fees and costs of defending a director or officer, the Corporation shall reimburse such director or officer, not only for the legal fees and expenses in defending himself/herself, but also for the legal fees and expenses incurred in successfully prosecuting the claim against the Corporation for reimbursement.




ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED


Not applicable.




ITEM 8 EXHIBITS


5.1  Opinion of Silverman, Collura & Chernis, P.C.

23.1 Consent of Silverman, Collura & Chernis, P.C. (included in Exhibit 5.1)

23.2 Consent of Grant Thornton, LLP.


ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES


Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, therewith duly authorized, in the City of New York on August 23, 1996.


MEASUREMENT SPECIALTIES, INC.

By:    /s/ Joseph R. Mallon Jr.


POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Joseph R. Mallon Jr., his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Measurement Specialties, Inc. and on the dates indicated.



SIGNATURES


Signature                        Title                     Date

/s/Joseph R. Mallon Jr.   Chairman of the Board       August 23, 1996
                          of Directors, Chief
                          Executive Office and
                          President (Principal
                          Executive Officer)


/s/Mark A. Shornick       Chief Financial Officer,    August 23, 1996
                          Assistant Secretary and
                          Treasurer (Principal
                          Financial and Accounting
                          Officer)


/s/Richard S. Betts       Director                    August 23, 1996


/s/Dan J. Samuel          Director                    August 23, 1996


/s/Theodore J. Coburn     Director                    August 23, 1996


INDEX TO EXHIBITS


5.1  Opinion of Silverman, Collura & Chernis, P.C.

23.1 Consent of Silverman, Collura & Chernis, P.C. (included in Exhibit 5.1)

23.2 Consent of Grant Thornton, LLP


EXHIBIT 5.1/23.1 Opinion and Consent of Silverman, Collura & Chernis, P.C.

August 30, 1996

Measurement Specialties, Inc.
Little Falls Road
Fairfield, New Jersey 07004

Re:Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Measurement Specialties, Inc. (the "Company"), a New Jersey corporation, pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on August 30, 1996 (the
"Registration Statement"), covering 326,000 shares of the Company's Common
Stock, no par value (the "Common Stock") representing Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1995 Stock
Option Plan.

In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:
1.The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.
2.The Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to rely on this opinion.

Very truly yours,
SILVERMAN, COLLURA & CHERNIS, P.C.


EXHIBIT 23.2 Consent of Grant Thornton LLP, Independent Certified Public
Accountants



We have issued our report dated June 14, 1996 accompanying the consolidated financial statements of Measurement Specialties, Inc. and Subsidiaries appearing in the 1996 Annual Report of the Company to its shareholders on Form
10-KSB for the year ended March 31, 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

Parsippany, New Jersey
August 23, 1996